Exhibit 10.2

FORM OF LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made as of __________, 2025, by and between the undersigned person or entity (the “Restricted Holder”) and Unite Acquisition 3 Corp. (to be renamed Palomino Laboratories, Inc.), a Delaware corporation (the “Parent”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined below).

WHEREAS, pursuant to the transactions contemplated under that certain Agreement and Plan of Merger and Reorganization, dated as of _________, 2025 (the “Merger Agreement”), by and among the Parent, Palomino Acquisition Co., a Delaware corporation and wholly-owned subsidiary of the Parent (the “Merger Sub”), and Palomino Laboratories Inc., a Delaware corporation (“Palomino”), Merger Sub will merge with and into Palomino, with Palomino continuing as the surviving entity, and a wholly owned subsidiary of the Parent, and, among other things, all of the outstanding stock of Palomino will be exchanged for shares of common stock of the Parent, par value $0.0001 per share (the “Parent Common Stock”) on the terms set forth in the Merger Agreement (the “Merger”);

WHEREAS, contemporaneously with the closing of the Merger, the Parent will complete a private placement offering pursuant to Rule 506(b) of Regulation D under the Securities Act (the “Private Placement Offering”) of a minimum of 4,871,500 Units (as defined below) of the Parent’s securities, at a purchase price of $1.50 per Unit (the “Per Unit Purchase Price”), for an aggregate purchase price of $6,846,000, and a maximum of 8,871,500 Units at the Per Unit Purchase Price for an aggregate purchase price of $12,846,000. Each “Unit” consists of (i) one share of the Parent Common Stock and (ii) a warrant, representing the right to purchase one (1) share of Parent Common Stock, exercisable from issuance until one (1) year after the Common Stock is admitted for trading on an Approved Market (as defined below) at an exercise price of $1.50 per share;

WHEREAS, each Restricted Holder currently holds, or will be receiving pursuant to the Merger Agreement, shares of Parent Common Stock; and

WHEREAS, as a condition of, and as a material inducement for, Palomino and the Parent to enter into and consummate the transactions contemplated by the Merger Agreement, the Restricted Holders have agreed to execute and deliver this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions.

(a)	“Affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

(b)	“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the state of New York are required or authorized by applicable law to close.

(c)	“Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of Affiliated persons, of the Parent’s voting securities if, after such transfer, such person or group of Affiliated persons would hold more than 50% of the outstanding voting securities of the Parent (or the surviving entity).

(d)	“Immediate Family” means any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin.

(e)	“Restricted Period” means the period of time commencing on the closing date of the Merger and ending three (3) years after the Parent Common Stock begins to trade on the OTCQB or OTCQX market maintained by OTC Markets Group, the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American (each an “Approved Market”).

(f)	“Restricted Securities” means all shares of Parent Common Stock held by the Restricted Holder that were issued to the Restricted Holder (i) prior to the Closing, (ii) as Merger Shares, (iii) as payment for advisory services to the persons and in the amounts listed on Schedule 1 attached hereto, and (iv) all securities held by the Restricted Holder that are convertible into or exercisable or exchangeable for shares of Parent Common Stock, in each case held immediately following the closing of the Private Placement Offering or thereafter acquired by any means (excluding, for the avoidance of doubt, through the receipt of equity incentive awards from the Parent), and whether held beneficially or of record, but excluding any shares of Parent Common Stock purchased by the Restricted Holders in the Private Placement Offering, including by way of conversion of Company SAFE Agreements.

2. Restrictions.

(a) During the Restricted Period, the Restricted Holder will not, directly or indirectly:

(i) offer, sell, assign, transfer, pledge, hypothecate, contract to sell, grant an option to purchase or otherwise dispose of, or announce the intention to so dispose of, any Restricted Securities or (ii) enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of any Restricted Securities (the actions described in clause (i) or (ii) above being hereinafter referred to as a “Disposition”). The foregoing restrictions are expressly agreed to preclude the Restricted Holder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any of the Restricted Securities of the Restricted Holder during the Restricted Period, even if such securities would be disposed of by someone other than the Restricted Holder.

(b) Notwithstanding anything contained herein to the contrary, the restrictions set forth in Section 2(a) shall not apply to:

(i) if the Restricted Holder is a natural person, any transfers made by the Restricted Holder (A) to any member of the Immediate Family of the Restricted Holder or to a trust the direct or indirect beneficiaries of which are exclusively the Restricted Holder or members of the Restricted Holder’s Immediate Family, or (B) by bona fide gift, will or intestacy;

(ii) if the Restricted Holder is a natural person, corporation, partnership, limited liability company or other business entity, any transfers to a charitable organization, or to any stockholder, partner, manager, director, officer, Affiliate, employee, trustee or member of, or owner of a similar equity interest in, the Restricted Holder or its Affiliates, or any trust for the benefit of any of the foregoing or any Affiliate of the foregoing, or any limited partnership in which the Restricted Holder or its Affiliates holds a limited partnership interest, as the case may be;

(iii) if the Restricted Holder is a corporation, partnership, limited liability company or other business entity, any transfer made by the Restricted Holder:

(A) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the Restricted Holder’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the Restricted Holder’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement,

(B) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an Affiliate of the Restricted Holder, or

(C) to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Restricted Holder (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the Restricted Holder) if such transfer is not for value (for purposes of this paragraph the term control (including the terms controlling, controlled by and under common control with) shall have the meaning set forth in Rule 405 under the Securities Act);

(iv) if the Restricted Holder is a trust, to a trustor or beneficiary of the trust if such transfer is not for value;

(v) any transfers of the Restricted Securities to the Parent upon a vesting event or upon the exercise of options or warrants to purchase the Parent’s securities, in each case on a “cashless” or “net” exercise basis, including to cover tax withholding obligations of the Restricted Holder in connection with such vesting or exercise (and for the avoidance of doubt, any securities issued to the Restricted Holder upon such exercise shall be Restricted Securities subject to the restrictions set forth herein);

(vi) any transfers of the Restricted Securities pursuant to a court order or by operation of law, including pursuant to a domestic order or a negotiated divorce settlement;

(vii) any transfers of the Restricted Securities to the Parent pursuant to agreements under which the Parent has the option to repurchase such Restricted Securities or the Parent has a right of first refusal with respect to transfers of such Restricted Securities; or

(viii) any transfers of the Restricted Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of Restricted Securities involving a Change of Control of the Parent (it being further understood that this Agreement shall not restrict the undersigned from entering into any agreement or arrangement in connection therewith, including an agreement to vote in favor of, or tender Restricted Securities or other securities of the Parent in, any such transaction or taking any other action in connection with any such transaction); provided that the restrictions set forth herein shall continue to apply should the completion of such transaction not occur, and provided, further, that such transaction has been approved by the Board of Directors of the Parent.

provided, however, that

(A)	in the case of any transfer described in clause (i), (ii), (iii), (iv), or (vi) above, it shall be a condition to the transfer that the transferee execute and deliver to the Parent, not later than one Business Day prior to such transfer, a written agreement in substantially the form of this Agreement or a joinder to this Agreement covering the transferred Restricted Securities for the balance of the Restricted Period (it being understood that any references to “Immediate Family” in the agreement executed by such transferee shall expressly refer only to the Immediate Family of the Restricted Holder and not to the Immediate Family of the transferee) and otherwise reasonably satisfactory in form and substance to the Parent;

(B)	in the case of any transfer described in clause (i), (ii), (iii) or (iv) above, such transfers are not required to be reported under Section 16 of the Exchange Act, and the Restricted Holder does not otherwise voluntarily effect any public filing or report regarding such transfers during the Restricted Period (other than a filing on Form 5 or a required filing on Form 4 for bona fide gifts);

(C)	in the case of any transfer described in clause (v), (vi) or (vii) above, if the transfer is required to be reported under Section 16 of the Exchange Act, any filing under Section 16 of the Exchange Act related to such transfer shall clearly indicate in the footnotes thereto that (a) the filing relates to the circumstances described in clause (v), (vi) or (vii) above, as applicable, (b) no shares were sold by the reporting person and (c) with respect to a transfer described in clause (v) above, any remaining shares received upon exercise of an option or a warrant (net of any shares transferred in connection with such “cashless” or “net” exercise to cover tax withholding obligations) or the remaining vested shares are subject to a written agreement with the Parent in substantially the form of this Agreement for the balance of the Restricted Period; and

(D)	in the case of any transfer described in clause (viii) above, in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Restricted Securities owned by the Restricted Holder shall remain subject to the restrictions contained in this Agreement.

(c) Furthermore, during the Restricted Period, the Restricted Holder may exercise any rights to purchase, exchange or convert any stock options granted to the Restricted Holder pursuant to the Parent’s equity incentive plans or awards existing after the Closing Date or warrants or any other securities held by the Restricted Holder after the Closing Date, which securities are convertible into or exchangeable or exercisable for Parent Common Stock, and, other than with respect to any exercise or conversion of any stock options granted to the Restricted Holder pursuant to the Parent’s equity incentive plans or awards existing after the Closing Date, the Restricted Holder agrees that the shares of Parent Common Stock received upon such exercise, purchase, exchange or conversion shall be and remain Restricted Securities subject to the terms of this Agreement.

(d) In addition, the restrictions set forth in Section 2(a) shall not apply to the repurchase of Restricted Securities by the Parent in connection with the termination of the Restricted Holder’s employment or other service with the Parent or any of its subsidiaries.

(e) Notwithstanding anything herein to the contrary, nothing herein shall prevent the Restricted Holder from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) or from amending an existing 10b5-1 Trading Plan so long as there are no sales or other Dispositions of Restricted Securities under such plans during the Restricted Period.

(f) In the event that, during the Restricted Period, the Parent waives any of the restrictions on the transfer of any Restricted Securities held by any executive officer or director of Parent or any holder of more than five percent (5.0%) of the outstanding Parent Common Stock of the Parent (on a fully-diluted basis) that is subject to a lock-up agreement similar in terms or form to this Agreement, then Parent shall be deemed to have also waived, on the same terms, the restrictions set forth in this Agreement that would otherwise have applied to the undersigned on a pro-rata basis with respect to the same proportion of the undersigned’s Restricted Securities subject to this Agreement as (x) the aggregate Restricted Securities held by such party receiving the waiver that is subject to the waiver bears to (y) the aggregate Restricted Securities held by such party that is subject to a lock-up agreement similar in terms or form to this Agreement. The provisions of this paragraph will not apply: (i) unless and until the Parent has first waived more than five percent (5.0%) of the total outstanding Parent Common Stock (determined as of immediately following the Private Placement Offering and giving effect thereto) from such prohibitions, (ii) (a) if the release or waiver is effected solely to permit a transfer not involving a disposition for value and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer, or (iii) if the release or waiver is granted to a holder of Restricted Securities who participates in an underwritten public offering during the Restricted Period, whether or not such offering is wholly or partially a secondary offering, of securities pursuant to a registration statement under the Securities Act of 1933, as amended, provided that the undersigned Restricted Holder is offered the opportunity to participate in the offering on a pro rata basis. In the event that any percentage of such Restricted Securities released from the restrictions set forth in this Agreement are subject to any restrictions of the type set forth in this Agreement, the same restrictions shall be applicable to the release of the same percentage of the undersigned’s Restricted Securities. In the event that, as a result of this paragraph, any Restricted Securities held by the undersigned are released from the restrictions imposed by this Agreement, Parent shall use commercially reasonable efforts to notify the undersigned within two Business Days thereafter that the same percentage of aggregate Restricted Securities held by the undersigned has been released from the restrictions set forth in this Agreement; provided that the failure to give such notice to the undersigned shall not give rise to any claim or liability against the Parent.

3. Legends; Stop Transfer Instructions.

(a) In addition to any legends to reflect applicable transfer restrictions under federal or state securities laws, each certificate or book entry representing Restricted Securities shall be stamped or otherwise imprinted with the following legend:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A LOCK-UP AGREEMENT, DATED AS OF ________, 2025, BETWEEN THE HOLDER HEREOF AND THE ISSUER, AND MAY ONLY BE SOLD OR TRANSFERRED IN ACCORDANCE WITH THE TERMS THEREOF.”

(b) The Restricted Holder hereby agrees and consents to the entry of stop transfer instructions with the Parent’s transfer agent and registrar against the transfer of the Restricted Securities except in compliance with this Agreement.

4. Miscellaneous.

(a) Material Inducement and Consideration. The Restricted Holder acknowledges and agrees that its entering into this Agreement with the Parent and its covenants and agreements herein are a material inducement to the Parent’s entering into the Merger Agreement and proceeding with the Merger and the Private Placement Offering, and Parent’s so doing constitute valuable consideration to the Restricted Holder. The Restricted Holder further acknowledges and understands that the Restricted Holder’s entry into this Agreement is a condition to the obligation of each of the purchasers in the Private Placement Offering to purchase the Units pursuant to a Subscription Agreement and that each of the Subscription Agreements provides that the Parent shall not amend, modify, waive or terminate any provision of this Agreement except to extend the term of the lock-up period and shall enforce the provisions of this Agreement in accordance with its terms.

(b) Specific Performance. The Restricted Holder agrees that, in the event of any breach or threatened breach by the Restricted Holder of any covenant, obligation or other provision contained in this Agreement, then money damages would be inadequate and the Parent shall be entitled (in addition to any other remedy that may be available to the Parent) to seek: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach. The Restricted Holder further agrees that neither the Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section, and the Restricted Holder irrevocably waives any right that he, she, or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c) Other Agreements. Nothing in this Agreement shall limit any of the rights or remedies of the Parent or Restricted Holder under the Merger Agreement, or any of the rights, remedies or obligations of the Parent or the Restricted Holder under any other agreement between the Restricted Holder and the Parent or any certificate or instrument executed by the Restricted Holder in favor of the Parent; and nothing in the Merger Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of the Parent or any of the obligations of the Restricted Holder under this Agreement.

(d) Notices. All notices, consents, waivers, and other communications which are required or permitted under this Agreement shall be in writing and will be deemed given to a party (i) on the date of delivery, if delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (ii) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., Eastern Time, on a Business Day, or the next Business Day after the date of transmission, if such notice or communication is delivered on a day that is not a Business Day or later than 5:00 P.M., Eastern Time, on a Business Day; (iii) the date received or rejected by the addressee, if sent by certified mail, return receipt requested; or (iv) seven days after the placement of the notice into the mails (first class postage prepaid), to the party at the address, facsimile number, or e-mail address furnished by such party,

If to the Parent:	With a copy (which copy shall not constitute notice hereunder) to:

Palamino Laboratories Inc.	The Crone Law Group, P.C.
313 Bryant Court,	420 Lexington Avenue, Suite 2446
Palo Alto, CA, 94301	New York, New York 10170
Attention: Tammara Fort
Attention: Richard Ogawa, General Counsel	Email: tfort@cronelawgroup.com
Email: richard@palominolabs.ai

If to the Restricted Holder:

To the address set forth on the signature page hereto.

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

(e) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(f) Applicable Law; Jurisdiction. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

(g) Waiver; Termination. No failure on the part of the Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Merger Agreement is terminated prior to Closing, this Agreement shall thereupon terminate.

(h) Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(i) Further Assurances. The Restricted Holder hereby represents and warrants that the Restricted Holder has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the Restricted Holder is not a natural person), executed and delivered by the Restricted Holder and is a valid and binding agreement of the Restricted Holder.

(j) Entire Agreement. This Agreement sets forth the entire understanding of the Parent and the Restricted Holder relating to the subject matter hereof and supersedes all other prior agreements and understandings between the Parent and the Restricted Holder relating to the subject matter hereof.

(k) Non-Exclusivity. The rights and remedies of the Parent hereunder are not exclusive of or limited by any other rights or remedies which the Parent may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

(l) Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Parent and the Restricted Holder.

(m) Binding Nature. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the Restricted Holder (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the Restricted Holder.

(n) Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first set forth above.

RESTRICTED HOLDER (individual)	RESTRICTED HOLDER (entity)

Signature	Name of Entity

By:
Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)
Title:

Address of Principal Residence:	Address of Executive Offices:

E-mail Address:	E-mail Address:

Acknowledged and Agreed:

UNITE ACQUISITION 3 CORP. (TO BE RENAMED PALOMINO LABORATORIES, INC.)

By:
Name:
Title:

[Signature Page to Lock-up Agreement]